Exhibit 5.1

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
www.dlapiper.com
T: 212-335-4500
F: 212-335-4501

March 3, 2025

Progyny, Inc.
1359 Broadway
New York, NY 10018

Re: Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Progyny, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) 3,461,436 shares (the “2019 Plan Shares”) of common stock, $0.0001 par value per share, of the Company, that may be issued pursuant to the Company’s 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and (ii) 853,106 shares (the “2019 ESPP Shares” and together with the 2019 Plan Shares, the “Shares”) of common stock, $0.0001 par value per share, of the Company, that may be issued pursuant to the Company’s 2019 Employee Stock Purchase Plan (the “2019 ESPP” and together with the 2019 Plan, the “Plans”), as referenced in the Registration Statement. In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-laws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plans and any award agreement entered into under the Plans, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)